1 Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the Registration Statements (Nos. 333-262226, 333-266271, 333-268563 and 333-274788) on Form S-3 and in the Registration Statement (No. 333- 264996) on Form S-8 of TeraWulf Inc. of our report dated March 19, 2024, relating to the consolidated financial statements of Terawulf Inc., appearing in this Annual Report on Form 10-K of TeraWulf Inc. for the year ended December 31, 2023. /s/ RSM US LLP Minneapolis, Minnesota March 19, 2024